UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to its Certificate of Incorporation, the Board of Directors of Chicago Mercantile Exchange Holdings Inc. (the "Company") is required to include three directors elected by its Class B-1 shareholders, two directors elected by its Class B-2 shareholders and one director elected by its Class B-3 shareholders. The process for selecting nominees to fill these directorships is set forth in Article IV of the Company’s Second Amended and Restated Bylaws (the "Bylaws"). Specifically, nominating committees for each of the respective classes were required to select two candidates for each open directorship. In addition, the nominating committees were required to select ten candidates for election to the applicable nominating committee at the next annual meeting of shareholders. On March 2, 2005, the Board of Directors approved an amendment to the Bylaws to change the requirement so that the nominating committees may select up to two candidates for each directorship and up to ten candidates for each nominating committee for election at the next annual meeting of shareholders. We believe the amendment provides greater flexibility in our Class B nominating process. To reflect this amendment, the Bylaws have been amended and restated. A copy of the Third Amended and Restated Bylaws is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

March 4, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Third Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc.